Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the U.S. Code (18 U.S.C. § 1350), Timothy S. Jenks, President, Chief Executive Officer and Chairman of the Board of Directors of NeoPhotonics Corporation (the “Company”), and Clyde Raymond Wallin, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q/A (Amendment No. 2) for the period ended March 31, 2013, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as amended; and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of April, 2014.

/S/ TIMOTHY S. JENKS	/S/ CLYDE RAYMOND WALLIN
Timothy S. Jenks	Clyde Raymond Wallin
President, Chief Executive Officer and	Chief Financial Officer and Senior Vice President
Chairman of the Board of Directors	(Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q/A (Amendment No. 2) to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NeoPhotonics Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q/A), irrespective of any general incorporation language contained in such filing.